SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 2, 2004 (July 1, 2004)
Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Harrah’s Entertainment, Inc. (“HET”) on July 16, 2004 to include the historical financial statements of Horseshoe Gaming Holding Corp. (“Horseshoe”) and the unaudited pro forma financial information listed below.

Item  2.01.                                       Completion of Acquisition or Disposition of Assets.

On July 1, 2004, HET, through its wholly-owned subsidiary, Harrah’s Operating Company, Inc., a Delaware corporation (“HOC”), consummated its acquisition of Horseshoe, pursuant to that certain Stock Purchase Agreement, dated September 10, 2003, by and among HET, Horseshoe and each of the stockholders of Horseshoe, as amended and as subsequently assigned by HET to HOC (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, HOC acquired all of the outstanding capital stock of Horseshoe for a purchase price of approximately $1.45 billion, including the assumption of approximately $535 million, face amount, in outstanding 8 5/8% senior subordinated notes, plus reimbursements to Horseshoe for certain capital expenditures and acquisition-related costs.  The balance of the purchase price, approximately $1.05 billion, was paid in cash.  The purchase price was determined on an arms-length basis and was financed via borrowings under HOC’s existing bank credit facilities.  As a result of the transaction, Horseshoe has become a wholly-owned subsidiary of HOC.  HOC redeemed the 8 5/8% senior subordinated notes on August 2, 2004.

Horseshoe operates casinos in Hammond, Indiana, Tunica, Mississippi, and Shreveport-Bossier City, Louisiana.  HET intends to continue to devote the assets associated with Horseshoe and its subsidiaries to generally the same purposes as these assets were employed prior to the acquisition.

A copy of a press release dated July 1, 2004, announcing the consummation of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The audited consolidated financial statements of Horseshoe and the accountant’s report related thereto, set forth in Horseshoe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, are incorporated herein by reference.  The unaudited consolidated condensed financial statements as of June 30, 2004, and for the three and six month periods ended June 30, 2003 and 2004, are set forth in Exhibit 99.2.

(b)           Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of HET for the year ended December 31, 2003, and for the six months ended June 30, 2004, which give effect to HET’s acquisition of Horseshoe, are attached as Exhibit 99.3.

(c)                                  Exhibits

2.1(a)      Stock Purchase Agreement, dated September 10, 2003, by and among Harrah’s Entertainment, Inc., Horseshoe Gaming Holding Corp. (“Horseshoe”) and each of the stockholders of Horseshoe.*

2.1(b)      Amendment No. 1 to Stock Purchase Agreement, dated June 25, 2004, by and between Harrah’s Operating Company, Inc., Horseshoe Gaming Holding Corp. and Jack B. Binion (as Sellers’ Representative).*

23.1         Consent of Deloitte & Touche LLP.

99.1         Text of Press Release dated July 1, 2004.*

99.2         Unaudited Consolidated Condensed Financial Statements of Horseshoe Gaming Holding Corp. as of June 30, 2004 and for the three and six month periods ended June 30, 2003 and 2004.

99.3         Harrah’s Entertainment, Inc.’s Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2003 and the six months ended June 30, 2004.

*              Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: September 2, 2004	By:	/s/ Stephen H. Brammell
Name: Stephen H. Brammell
		Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

2.1(a)	Stock Purchase Agreement, dated September 10, 2003, by and among Harrah’s Entertainment, Inc., Horseshoe Gaming Holding Corp. (“Horseshoe”) and each of the stockholders of Horseshoe.*

2.1(b)	Amendment No. 1 to Stock Purchase Agreement, dated June 25, 2004, by and between Harrah’s Operating Company, Inc., Horseshoe Gaming Holding Corp. and Jack B. Binion (as Sellers’ Representative).*

23.1	Consent of Deloitte & Touche LLP.

99.1	Text of Press Release dated July 1, 2004.*

99.2	Unaudited Consolidated Condensed Financial Statements of Horseshoe Gaming Holding Corp. as of June 30, 2004 and for the three and six month periods ended June 30, 2003 and 2004.

99.3	Harrah’s Entertainment, Inc.’s Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2003 and the six months ended June 30, 2004.

*  Previously filed.